EXHIBIT 99.1

For Immediate Release: July 30, 2013

Occidental Petroleum Announces 2nd Quarter and Six Months of 2013 Income

●	Q2 2013 net income of $1.3 billion, or $1.64 per diluted share
●	Q2 2013 core income of $1.3 billion, or $1.58 per diluted share
●	Q2 2013 total company oil and gas production of 772,000 barrels of oil equivalent per day

LOS ANGELES, July 30, 2013 -- Occidental Petroleum Corporation (NYSE:OXY) announced net income for the second quarter of 2013 of $1.3 billion ($1.64 per diluted share), compared with $1.3 billion ($1.64 per diluted share) for the second quarter of 2012.  The second quarter of 2013 included non-core items amounting to a net after-tax benefit of $46 million.  After excluding the non-core items, core income was slightly less than $1.3 billion ($1.58 per diluted share) for the second quarter of 2013, compared with $1.3 billion ($1.64 per diluted share) for the second quarter of 2012.
In announcing the results, Stephen I. Chazen, President and Chief Executive Officer, said, "Our total company production of 772,000 barrels of oil equivalent per day in the second quarter of 2013 was 6,000 barrels higher than production in the second quarter of 2012 and 9,000 barrels higher than production in the first quarter of 2013.  While our Qatar production rebounded to its prior level after the first quarter planned turnarounds, insurgent activity in Colombia and severe storms in West Texas, as well as planned turnarounds in the Permian, held back our overall production.  Excluding the effects of the storms, our domestic production is continuing to deliver the results we expected.
"We continue to see positive results from our focused drilling program and improved domestic operational efficiencies.  Year-to-date, we have achieved a 21-percent reduction in our drilling costs relative to total year 2012.  Domestic oil and gas operating expenses were $14.17 per BOE for the first half of 2013, a 19 percent improvement from total year 2012 rates.  Total company operating expenses were $13.66 per BOE for the first six months of 2013, a 9-percent improvement from year-end 2012 rates.  Our year-to-date capital spending is below the planned levels in part as a result of the early success of the cost-saving efforts.  Our focus on operational efficiency has helped us generate $6.4 billion of cash flow from operations before working capital changes and increase our cash balance to $3.1 billion from the year-end level of $1.6 billion."

QUARTERLY RESULTS

The non-core items in the second quarter of 2013 included an $85 million after-tax gain from the sale of an investment in Carbocloro, a Brazilian chemical facility, and a $34 million after-tax charge for the estimated cost related to the employment and post-

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employment benefits for the Company's former Executive Chairman and the termination of certain other employees and consulting arrangements.

Oil and Gas

Oil and gas segment earnings were $2.1 billion for the second quarter of 2013, compared with $2.0 billion for the second quarter of 2012. The current quarter results reflected higher liquids volumes, lower operating costs and higher domestic realized prices for oil and natural gas, partially offset by higher DD&A rates and lower Middle East/North Africa realized oil prices.
Operating costs dropped significantly during the second quarter of 2013, compared with the second quarter of 2012.  The second quarter of 2013 domestic operating costs were $14.28 per barrel, compared to $17.73 in the second quarter of 2012 and $17.43 for the full year 2012.  For the entire company, the second quarter 2013 costs were $13.40 per barrel, compared to $14.99 for both the second quarter of 2012 and full year 2012.
For the second quarter of 2013, daily oil and gas production volumes averaged 772,000 barrels of oil equivalent (BOE), compared with 766,000 BOE in the second quarter of 2012. The second quarter 2013 production increase resulted from an 8,000 BOE per day increase in volumes from domestic operations, partially offset by lower volumes of 2,000 BOE per day from international operations.  Domestic production increases were achieved in California and the Permian.  Our second quarter domestic production was negatively impacted by 3,000 BOE per day due to severe storms in West Texas and the effect of planned turnarounds in the Permian.  Internationally, Colombian production was lower due to higher insurgent activity.  The impact of full cost recovery and other adjustments reduced production by 8,000 BOE per day.  Daily sales volumes increased from 759,000 BOE in the second quarter of 2012 to 764,000 BOE in the second quarter of 2013.  Sales volumes were lower than production volumes due to the timing of liftings in Middle East/North Africa and Colombia, which lowered pre-tax earnings for the second quarter by approximately $75 million.
Oxy’s realized price for worldwide crude oil declined by over 1 percent to $97.91 per barrel for the second quarter of 2013, compared with $99.34 per barrel for the second quarter of 2012.  Domestic crude oil prices improved 3 percent in the second quarter of 2013 to $95.08 per barrel, compared to $92.34 per barrel in the second quarter of 2012.  Middle East/North Africa prices declined 7 percent on a year-over-year basis to $101.83 per barrel in the second quarter of 2013, compared to $109.70 in the second quarter of 2012.  Worldwide NGL prices were $38.78 per barrel in the second quarter of 2013, compared with $42.06 per barrel in the second quarter of 2012.  Domestic gas prices increased 83 percent in the second quarter of 2013 to $3.82 per MCF, compared with $2.09 in the second quarter of 2012.

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On a sequential quarterly basis, prices were about flat for worldwide oil, down 4 percent for NGLs and up 24 percent for domestic natural gas.  Domestic realized oil prices increased by about 4 percent while Middle East/North Africa prices decreased by about 5 percent, collectively resulting in flat prices worldwide.

Chemical

Chemical core earnings for the second quarter of 2013, after exclusion of the $131 million pre-tax gain from the sale of the investment in Carbocloro, were $144 million, compared with $194 million in the second quarter of 2012.  The lower earnings resulted from lower caustic soda export volumes due to continued weak economic conditions in Europe and slowing demand in Asia, particularly within the pulp and paper and alumina segments; reduced alumina demand in South America; continued weak export chlorinated organics pricing resulting from new organics production in Asia; and higher energy and feedstock costs.

Midstream, Marketing and Other

Midstream segment earnings were $48 million for the second quarter of 2013, compared with $77 million for the second quarter of 2012.  The decrease in earnings was caused by lower marketing and trading performance.

SIX-MONTH RESULTS

Net income for the first six months of 2013 was $2.7 billion ($3.32 per diluted share), compared with $2.9 billion ($3.55 per diluted share) for the same period in 2012.  Year-to-date 2013 core income was $2.6 billion ($3.27 per diluted share), compared with $2.9 billion ($3.56 per diluted share) for the same period in 2012.

Oil and Gas

Oil and gas segment earnings were $4.0 billion for the six months of 2013, compared with $4.5 billion for the same period of 2012.  The $500 million decrease reflected lower worldwide oil and NGL prices and higher DD&A rates, partially offset by higher domestic gas prices and lower operating costs.
Oil and gas production volumes for the six months were 768,000 BOE per day for 2013, compared with 760,000 BOE per day for the 2012 period.  Year-over-year, our domestic production increased by about 3.5 percent or 16,000 BOE per day.  In the second quarter of 2013, volumes were negatively impacted by severe storms in West Texas and the planned turnarounds in the Permian.  International production was 8,000 BOE per day lower due to a first quarter 2013 planned maintenance turnaround in Qatar, the impact of full cost recovery at our Dolphin operations and higher insurgent activity in Colombia.  Daily sales volumes were 755,000 BOE in the first six months of 2013, compared with

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752,000 BOE for 2012. Sales volumes were lower than production volumes due to the timing of liftings in Middle East/North Africa.
Oxy's realized prices declined for crude oil and NGLs but increased for domestic natural gas on a year-over-year basis.  Worldwide realized crude oil prices were $97.99 per barrel for the six months of 2013, compared with $103.63 per barrel for the six months of 2012.  Worldwide NGL prices were $39.52 per barrel for the six months of 2013, compared with $47.52 per barrel for the six months of 2012.  Domestic gas prices increased from $2.46 per MCF in the six months of 2012 to $3.44 per MCF in the six months of 2013.

Chemical

Chemical core earnings were $303 million for the six months of 2013, compared with $378 million for the same period in 2012.  The lower 2013 earnings were primarily the result of higher energy and feedstock prices and continued weak export chlorinated organics pricing resulting from new organics production in Asia, partially offset by modest volume improvements across most products.

Midstream, Marketing and Other

Midstream segment earnings were $263 million for the six months of 2013, compared with $208 million for the same period in 2012.  The 2013 results reflected improved performance in marketing and trading in the first quarter of 2013 and better results in the power generation business, offset by weaker results in the gas processing and foreign pipeline businesses.

About Oxy

Occidental Petroleum Corporation (OXY) is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions.  Oxy is one of the largest U.S. oil and gas companies, based on equity market capitalization. Oxy's wholly owned subsidiary OxyChem manufactures and markets chlor-alkali products and vinyls.  Oxy is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company's worldwide operations.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance.  Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for

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Occidental’s products; higher-than-expected costs; the regulatory approval environment; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as "estimate", "project", "predict", "will", "would", "should", "could", "may", "might", "anticipate", "plan", "intend", "believe", "expect", "aim", "goal", "target", "objective", "likely" or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A "Risk Factors" of the 2012 Form 10-K.  Occidental posts or provides links to important information on its website at www.oxy.com.

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Contacts:

Melissa E. Schoeb (media)
melissa_schoeb@oxy.com
310-443-6504

or

Chris Stavros (investors)
chris_stavros@oxy.com
212-603-8184

For further analysis of Occidental's quarterly performance, please visit the website: www.oxy.com

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Attachment 1

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Second Quarter		Six Months
($ millions, except per-share amounts)	2013	2012	2013	2012
SEGMENT NET SALES
Oil and Gas	$4,721	$4,495	$9,161	$9,397
Chemical	1,187	1,172	2,362	2,320
Midstream, Marketing and Other	269	262	722	655
Eliminations	(215)	(161)	(411)	(336)

Net Sales	$5,962	$5,768	$11,834	$12,036

SEGMENT EARNINGS
Oil and Gas	$2,100	$2,043	$4,020	$4,547
Chemical (a)	275	194	434	378
Midstream, Marketing and Other	48	77	263	208
	2,423	2,314	4,717	5,133

Unallocated Corporate Items
Interest expense, net	(29)	(25)	(59)	(53)
Income taxes	(901)	(875)	(1,745)	(2,014)
Other (b)	(166)	(82)	(227)	(174)

Income from Continuing Operations	1,327	1,332	2,686	2,892
Discontinued operations, net	(5)	(4)	(9)	(5)

NET INCOME	$1,322	$1,328	$2,677	$2,887

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.65	$1.64	$3.33	$3.56
Discontinued operations, net	(0.01)	-	(0.01)	(0.01)
	$1.64	$1.64	$3.32	$3.55

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.64	$1.64	$3.33	$3.56
Discontinued operations, net	-	-	(0.01)	(0.01)
	$1.64	$1.64	$3.32	$3.55
AVERAGE COMMON SHARES OUTSTANDING
BASIC	804.9	810.3	804.8	810.4
DILUTED	805.4	811.0	805.3	811.2

(a) Chemical - The second quarter and six months of 2013 include a $131 million pre-tax gain for the sale of an investment in Carbocloro, a Brazilian chemical facility.
(b) Unallocated Corporate Items - Other - The second quarter and six months of 2013 include a $55 million pre-tax charge for the estimated cost related to the employment and post-employment benefits for the Company's former
Executive Chairman and termination of certain other employees and consulting arrangements.

Attachment 2

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Second Quarter		Six Months
($ millions)	2013	2012	2013	2012
CAPITAL EXPENDITURES	$2,210	$2,713	$4,280	$5,125

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$1,303	$1,087	$2,562	$2,172

Attachment 3

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income reported in accordance with generally accepted accounting principles.

	Second Quarter
($ millions, except per-share amounts)	2013	Diluted EPS	2012	Diluted EPS
TOTAL REPORTED EARNINGS	$1,322	$1.64	$1,328	$1.64

Oil and Gas
Segment Earnings	$2,100		$2,043
Add:
No significant items affecting earnings	-		-

Segment Core Results	2,100		2,043

Chemicals
Segment Earnings	275		194
Add:
Carbocloro sale gain	(131)		-

Segment Core Results	144		194

Midstream, Marketing and Other
Segment Earnings	48		77
Add:
No significant items affecting earnings	-		-

Segment Core Results	48		77

Total Segment Core Results	2,292		2,314

Corporate
Corporate Results --
Non Segment *	(1,101)		(986)
Add:
Charge for former executives and
consultants **	55		-
Tax effect of pre-tax adjustments	25		-
Discontinued operations, net ***	5		4

Corporate Core Results - Non Segment	(1,016)		(982)

TOTAL CORE RESULTS	$1,276	$1.58	$1,332	$1.64

*	Interest expense, income taxes, G&A expense and other.
**	Reflects pre-tax charge for the estimated cost related to the employment and post-employment benefits for the
Company's former Executive Chairman and termination of certain other employees and consulting arrangements.
***	Amounts shown after tax.

Attachment 4

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Six Months
($ millions, except per-share amounts)	2013	Diluted EPS	2012	Diluted EPS
TOTAL REPORTED EARNINGS	$2,677	$3.32	$2,887	$3.55

Oil and Gas
Segment Earnings	$4,020		$4,547
Add:
No significant items affecting earnings	-		-

Segment Core Results	4,020		4,547

Chemicals
Segment Earnings	434		378
Add:
Carbocloro sale gain	(131)		-

Segment Core Results	303		378

Midstream, Marketing and Other
Segment Earnings	263		208
Add:
No significant items affecting earnings	-		-

Segment Core Results	263		208

Total Segment Core Results	4,586		5,133

Corporate
Corporate Results --
Non Segment *	(2,040)		(2,246)
Add:
Charge for former executives and
consultants **	55		-
Tax effect of pre-tax adjustments	25		-
Discontinued operations, net ***	9		5

Corporate Core Results - Non Segment	(1,951)		(2,241)

TOTAL CORE RESULTS	$2,635	$3.27	$2,892	$3.56

*	Interest expense, income taxes, G&A expense and other.
**	Reflects pre-tax charge for the estimated cost related to the employment and post-employment benefits for the
Company's former Executive Chairman and termination of certain other employees and consulting arrangements.
***	Amounts shown after tax.

Attachment 5

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	Second Quarter		Six Months
	2013	2012	2013	2012
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Oil (MBBL)
California	88	88	88	87
Permian	145	138	146	139
Midcontinent and Other	28	23	28	20
Total	261	249	262	246

NGLs (MBBL)
California	21	15	20	15
Permian	39	39	39	39
Midcontinent and Other	17	19	18	19
Total	77	73	77	73

Natural Gas (MMCF)
California	260	269	262	268
Permian	160	151	168	153
Midcontinent and Other	372	420	378	416
Total	792	840	808	837

Latin America
Oil (MBBL) - Colombia	28	31	29	27

Natural Gas (MMCF) - Bolivia	13	14	13	14

Middle East / North Africa
Oil (MBBL)
Dolphin	7	9	6	9
Oman	67	62	66	63
Qatar	75	74	67	73
Other	44	36	45	41
Total	193	181	184	186

NGLs (MBBL)
Dolphin	7	9	7	9

Natural Gas (MMCF)
Dolphin	145	194	139	183
Oman	56	57	56	57
Other	232	230	238	224
Total	433	481	433	464

Barrels of Oil Equivalent (MBOE)	772	766	768	760

Attachment 6

SUMMARY OF OPERATING STATISTICS - SALES

	Second Quarter		Six Months
	2013	2012	2013	2012
NET OIL, GAS AND LIQUIDS SALES PER DAY

United States
Oil (MBBL)	261	249	262	246
NGLs (MBBL)	77	73	77	73
Natural Gas (MMCF)	795	835	810	835

Latin America
Oil (MBBL) - Colombia	26	31	28	27

Natural Gas (MMCF) - Bolivia	13	14	13	14

Middle East / North Africa
Oil (MBBL)
Dolphin	7	8	6	8
Oman	63	60	68	63
Qatar	80	73	66	71
Other	36	34	32	36
Total	186	175	172	178

NGLs (MBBL)
Dolphin	7	9	7	9

Natural Gas (MMCF)	433	481	433	464

Barrels of Oil Equivalent (MBOE)	764	759	755	752